                                                                     Exhibit 4.1

                         FIRST SUPPLEMENTAL INDENTURE

          THIS FIRST SUPPLEMENTAL INDENTURE dated as of June 30, 1999 (the

"Supplemental Indenture"), between PRIMUS TELECOMMUNICATIONS GROUP,
-----------------------
INCORPORATED, a Delaware corporation, as issuer (the "Company"), and FIRST UNION
                                                      -------
NATIONAL BANK, a banking association organized and existing under the laws of the United States, as trustee (the "Trustee").
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                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, the Company and the Trustee are parties to the Indenture dated as of January 29, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture") relating to the Company's
                                           ---------
11 1/4% Senior Notes due 2009 and the Company's 11 1/4% Series B Senior Notes due 2009 (collectively, the "Notes"); and
                             -----

          WHEREAS, Section 301 of the Indenture permits the issuance, from time to time, of Additional Notes in an aggregate principal amount not to exceed $75,000,000; and

          WHEREAS, the Board of Directors of the Company has adopted a resolution authorizing the Company to enter into this Supplemental Indenture pursuant to which Additional Notes in an aggregate principal amount of $45,467,000 shall be issued to Telegroup, Inc., an Iowa corporation ("Telegroup"), in connection with the Company's acquisition of certain assets and stock of Telegroup and its subsidiaries; and

          WHEREAS, Section 201 of the Indenture permits the Additional Notes to have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and to contain such legends as may be required by law, all as may be set forth in a supplemental indenture; and

          WHEREAS, Section 901 of the Indenture authorizes the Company and the Trustee, in accordance with the terms thereof, to enter into this Supplemental Indenture without the consent of the Holders; and

          WHEREAS, the Company has requested the Trustee execute, and the Trustee has agreed to join in the execution of, this Supplemental Indenture pursuant to Section 901 of the Indenture on the terms and subject to the conditions set forth below;

          NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:
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     ARTICLE 1  AMENDMENTS TO THE INDENTURE.
                ---------------------------

          1.1  Amendment to Section 202 (Restrictive Legends).  Section 202 of
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the Indenture is hereby amended by adding a paragraph (c) at the end of Section
202 which shall read as follows:

               (c) Each Additional Note issued pursuant to the First Supplemental Indenture dated as of June 30, 1999, shall bear only the following legend on the face thereof:

          "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. THIS NOTE IS BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF HOLDER'S COUNSEL, OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OR ANY STATE OR OTHER SECURITIES LAWS. THIS NOTE IS FURTHER SUBJECT TO RESTRICTIONS CONTAINED IN THE ASSET AND STOCK PURCHASE AGREEMENT DATED AS OF JUNE 30, 1999 BY AND BETWEEN TELEGROUP, INC. AND PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY UPON REQUEST."

     ARTICLE 2  THE ADDITIONAL NOTES.
                --------------------

          2.1  The Aggregate Principal Amount.  The aggregate principal amount
               ------------------------------
of Additional Notes to be issued pursuant to this Supplemental Indenture shall be $45,467,000.

          2.2  The Purchase Price.  The purchase price of the Additional Notes
               ------------------
to be issued pursuant to this Supplemental Indenture shall be $45,467,000.

          2.3  Issuance Date.   The Additional Notes shall be issued to
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Telegroup on the Closing Date (as such term is defined in that certain Asset and
Stock Purchase Agreement dated as of June 30, 1999 by and between Telegroup and the Company).

          2.4  Interest Accrual.  Interest shall begin to accrue on the
               ----------------
Additional Notes upon the date of their issuance to Telegroup.


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          2.5  Series; CUSIP Number.  The Additional Notes shall be deemed to be
               --------------------
of the same series as the Initial Notes and the Exchange Notes and they shall bear a different CUSIP Number than the Initial Notes and the Exchange Notes.

     ARTICLE 3  MISCELLANEOUS.
                -------------

          3.1  The Trustee.  The recitals contained herein shall be taken as the
               -----------
statements of the Company and the Trustee shall not assume responsibility for, or be liable in respect of, the correctness thereof. The Trustee makes no representation as to, and shall not be liable or responsible for, the validity or sufficiency of this Supplemental Indenture.

          3.2  Limited Effect.  Except as expressly amended hereby, all of the
               --------------
provisions, covenants, terms and conditions of the Indenture are ratified and confirmed, and shall remain in full force.

          3.3  Counterparts; Facsimile Signatures.  This Supplemental Indenture
               ----------------------------------
may be executed by one or more parties hereto on any number of separate counterparts, including by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          3.4  GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
               -------------
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                            [Signature Page Follows]

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

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.


                                      PRIMUS TELECOMMUNICATIONS GROUP,
                                      INCORPORATED


Attest: /s/ Robert Stankey            By: /s/ Neil L. Hazard
       _______________________           ___________________________
       Name:  Robert Stankey             Name:  Neil L. Hazard
       Title: Secretary                  Title: Executive Vice President and
                                                Chief Financial Officer


                                      FIRST UNION NATIONAL BANK


Attest: /s/ Kelly A. Pickerel         By: /s/ S.A. McMahon
       ________________________          ___________________________
       Name:  Kelly A. Pickerel          Name:  S.A. McMahon
       Title: Vice President             Title: Vice President


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